Exhibit 99.1

 Top-Line Results from thePhase 2 Clinical Trial of ADX-2191 in Retinitis Pigmentosa  DATA RELEASE  June 29, 2023  Nasdaq: ALDX  © Aldeyra Therapeutics, Inc. 2023

 Disclaimers and Forward-Looking Statements  This presentation and various remarks which may be made during this presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Aldeyra’s possible or assumed future results of operations, expenses and financing needs, business strategies and plans, statements regarding Aldeyra's future expectations, plans and prospects, including, without limitation, statements regarding: Aldeyra's belief in the adequacy of the data it has submitted or plans to submit in the NDAs for reproxalap and ADX-2191; the potential timing for FDA review of such NDAs or the potential for FDA acceptance of such NDAs; the potential for regulatory approval and commencement of commercialization of reproxalap and ADX-2191 and Aldeyra's goals as to timing; the potential profile and benefit of reproxalap in dry eye disease and allergic conjunctivitis and its other product candidates in the indications for which they are developed; and other statements regarding the goals, opportunity and potential for reproxalap, anticipated clinical or regulatory milestones for ADX-2191, ADX-246, ADX-248, and ADX-629 including expectations regarding the results of scheduled FDA meetings, clinical trial initiations and completions and submissions to the FDA; and other statements regarding the goals, opportunity and potential for reproxalap, ADX-2191, ADX-246, ADX-248, ADX-629 and Aldeyra’s other product candidates, and for Aldeyra's business, research, development and regulatory plans or expectations, political, economic, legal, social and health risks, including the COVID-19 pandemic and related public health measures and other responses to it, that may affect Aldeyra’s business or the global economy, the structure, timing and success of Aldeyra’s planned or pending clinical trials, expected milestones, market sizing, pricing and reimbursement, competitive position, regulatory matters, industry environment and potential growth opportunities, among other things. The results of earlier preclinical or clinical trials may not be predictive of future results. Forward-looking statements include all statements that are not historical facts and, in some cases, can be identified by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” "could," “can,” “would,” “expect,” “believe,” “anticipate,” “project,” “on track,” “scheduled,” “target,” “design,” “estimate,” “predict,” “contemplates,” “likely,” “potential,” “continue,” “ongoing,” “aim,” “plan,” or the negative of these terms, and similar expressions intended to identify forward-looking statements.   Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Aldeyra’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These statements reflect Aldeyra’s current views with respect to future events and are based on assumptions and subject to risks and uncertainties, including the development of, and clinical and regulatory plans or expectations for Aldeyra’s investigational new drugs (including reproxalap, ADX-629, and ADX-2191), and systems-based approaches, later developments with the FDA that may be inconsistent with Aldeyra’s expectations and beliefs, including the risk that the results from earlier clinical trials, portions of clinical trials, or pooled clinical data may not accurately predict results of subsequent trials or the remainder of a clinical trial for the same or different indications, inconsistent expectations regarding FDA acceptance and review of the company’s filings and submitted data sets, and Aldeyra’s continuing or post-hoc review and quality control analysis of clinical data. Important factors that could cause actual results to differ materially from those reflected in Aldeyra's forward-looking statements are described in Aldeyra’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as Aldeyra’s subsequent filings with the Securities and Exchange Commission. All of Aldeyra's development plans and timelines may be subject to adjustment depending on funding, recruitment rate, regulatory review, which regulatory review timeline may be flexible and subject to change based on the regulator's workload and other potential review issues, preclinical and clinical results, and other factors any of which could result in changes to Aldeyra’s development plans and programs or delay the initiation, enrolment, completion, or reporting of clinical trials.  In addition to the risks described above and in Aldeyra's other filings with the SEC, other unknown or unpredictable factors also could affect Aldeyra's results. No forward-looking statements can be guaranteed, and actual results may differ materially from such statements. The information in this presentation is provided only as of June 29, 2023, and Aldeyra undertakes no obligation to update any forward-looking statements contained in this presentation on account of new information, future events, or otherwise, except as required by law.

 ADX-2191 (methotrexate injection, USP) for intravitreal administration is an investigational drug candidate.  ADX-2191 Demonstrated Activity and Was Well Tolerated in Retinitis Pigmentosa Phase 2 Clinical Trial  Best-corrected and low-light visual acuity statistically significantly improved.  As assessed by electroretinography, retinal response to light numerically improved, and time to retinal response statistically significantly improved.  As assessed by macular integrity assessment and dark-adapted chromatic perimetry, retinal sensitivity to light statistically significantly improved.  Consistent with the Phase 3 GUARD results in proliferative vitreoretinopathy, ADX-2191 was well tolerated and no safety concerns were identified.  Planned Phase 2/3 clinical trial to be discussed with regulatory authorities.

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ADX-2191, an Investigational Vitreous-Compatible Formulation of Methotrexate, Represents a Platform Approach for Rare Retinal Diseases

- ADX-2191 (methotrexate injection, USP) is the first sterile, non-compounded formulation of methotrexate designed to meet the unique requirements of intravitreal administration for specific rare retinal diseases, including retinitis pigmentosa and proliferative vitreoretinopathy.
- The ADX-2191 intravitreal formulation is designed to be vitreous-compatible and optimized for excipient composition, viscosity, density, tonicity, pH, active ingredient concentration, and volume of administration.
- ADX-2191, if approved, will be the first cGMP manufactured methotrexate drug product for intravitreal administration.
- ADX-2191 has received U.S. FDA Orphan Drug Designation for proliferative vitreoretinopathy and retinitis pigmentosa.


0.05mL Dose
0.1

ADX-2191 (methotrexate injection, USP) for intravitreal administration is an investigational drug candidate. **USP** = United States Pharmacopeia; **cGMP** = current good manufacturing practice.

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In the Phase 3 GUARD Trial of ADX-2191 in Proliferative Vitreoretinopathy, the Primary Endpoint Was Achieved

	ADX-2191 (n=68)	Historical Control† (n=292)
Patients with retinal detachment within 6 months of surgery	16	113
Odds ratio (95% CI) vs. historical control	0.49 (0.26, 0.89)	
P value vs. historical control*	0.024	



†Ophthalmology 124(6):757-767, 2017; Archives of Ophthalmology 25(9):1161-7, 2007. *Fisher exact test. ADX-2191 (methotrexate injection, USP) for intravitreal administration is an investigational drug candidate.
CI = confidence interval.

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 All treatment-emergent adverse events affecting at least 10% of patients in either treatment group  ADX-2191 Was Numerically Favored Over Routine Surgical Care for Key Safety Endpoints in the GUARD Trial  ADX-2191 (methotrexate injection, USP) for intravitreal administration is an investigational drug candidate. The most common adverse event associated with ADX-2191 administration was punctate keratitis, a well-known side effect of intravitreal methotrexate. CI = confidence interval.

 ADX-2191 Has the Potential to be the First Approved Drug for Retinitis Pigmentosa, a Clinical Group of Rare Genetic Eye Diseases  Retinitis pigmentosa refers to a group of inherited retinal diseases characterized by cell death and loss of vision.  Retinitis pigmentosa affects more than 1 million people worldwide. Mutations leading to rhodopsin misfolding account for approximately one-third of cases.  There is no approved therapy for retinitis pigmentosa.  U.S. FDA Orphan Drug Designation for ADX-2191 for the treatment of retinitis pigmentosa was granted in August 2021.  Preclinical electroretinographic evidence in a P23H rhodopsin mutation mouse model of retinitis pigmentosa suggests that methotrexate improves retinal function.  ADX-2191 (methotrexate injection, USP) for intravitreal administration is an investigational drug candidate. Sources: Aldeyra internal estimates; FASEB J. 34(8): 10146-10167, 2020.  PBS = phosphate-buffered saline; MTX = methotrexate.

 Illustrative Retinal Images from an Enrolled Patient in the Phase 2 Retinitis Pigmentosa Trial  Color Fundus Photograph  Autofluorescence Photograph  ADX-2191 (methotrexate injection, USP) for intravitreal administration is an investigational drug candidate.

 Simulated Vision of Patients with Advanced Retinitis Pigmentosa  Angelopoulos, A. (2019). Enhanced Depth Navigation Through Augmented Reality Depth Mapping in Patients with Low Vision. Scientific Reports.   Unaffected Individual   Advanced Retinitis Pigmentosa

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ADX-2191: Phase 2 Clinical Trial Design in Retinitis Pigmentosa

Design

Single-center, dose-ranging, open-label clinical trial of ADX-2191 (400µg methotrexate in 0.05mL) in patients with retinitis pigmentosa

Inclusion Highlights

Diagnosis of retinitis pigmentosa due to rhodopsin gene mutations, including P23H

Dosing Regimen

Cohort A (n = 4):
Monthly injections of ADX-2191 for three months

Cohort B (n = 4):
Twice-monthly injections of ADX-2191 for three months

Primary Endpoint

Safety and tolerability

Secondary Endpoints

1. Best corrected and low-light visual acuity
2. Macular retinal sensitivity as assessed by MAIA perimetry
3. Dark-adapted flash analyzed by ERG
4. Peripheral retinal sensitivity as assessed by DAC perimetry
5. Retinal morphology as assessed by OCT

Acuity, perimetry, and OCT assessments were performed monthly for four months from initiation of therapy. ERG was performed at baseline and at 90 days from initiation of therapy.


Cohort A:
Monthly Intravitreal Injections
Month 1
Month 2
Month 3
Cohort B:
Twice-Monthly Intravitreal Injections

ADX-2191 (methotrexate injection, USP) for intravitreal administration is an investigational drug candidate. **MAIA** = Macular Integrity Assessment; **ERG** = full field electroretinography; **DAC** = dark-adapted chromatic; **OCT** = optical coherence tomography.

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 Baseline Characteristics Were Similar Across Groups  ADX-2191 (methotrexate injection, USP) for intravitreal administration is an investigational drug candidate. Visual acuity is best corrected visual acuity. 78 letters represents approximately 20/30 vision, and 84 letters represents approximately 20/20 vision. SD = standard deviation.  MONTHLY COHORT   Mean (SD) or %  TWICE-MONTHLY COHORT   Mean (SD) or %  Mean Age (Years)  62.3 (12.8)  56.5 (13.7)  Gender  Male (50%), Female (50%)  Male (25%), Female (75%)  Visual Acuity (Letters)  77.6 (10.5)  84.3 (6.8)  Macular Sensitivity (Decibels)  11.9 (11.1)  17.9 (7.4)

 ADX-2191 Was Well Tolerated and No Safety Signals Were Observed  ADX-2191 (methotrexate injection, USP) for intravitreal administration is an investigational drug candidate. Events reflect treatment-related adverse events deemed at least possibly related to drug.  MONTHLY COHORT  TWICE-MONTHLY COHORT  Serious Adverse Events  0  0  Severe Adverse Events  0  0  Moderate Adverse Events  4 (injection site pain)  0  Mild Adverse Events  6 (injection site pain, lacrimation, dry eye and foreign body sensation)  1 (injection air bubble)  Adverse Events that Led to Discontinuation  0  0  8 patients were enrolled, and all patients completed the trial per protocol.

 Statistically Significant Improvement in Visual Acuity Observed in the Retinitis Pigmentosa Phase 2 Clinical Trial  ADX-2191 (methotrexate injection, USP) for intravitreal administration is an investigational drug candidate. Baseline best corrected visual acuity for the twice-monthly dosing cohort was on average approximately 20/20. Data derived from mixed model for repeated measures with baseline, day, and dose (if applicable) as factors. CI = confidence interval.   Normal Lighting  Dim Lighting

 In the Retinitis Pigmentosa Phase 2 Clinical Trial, Visual Acuity inADX-2191-Treated Eyes Was Superior to that of Untreated Eyes  Normal Lighting  Dim Lighting  Treatment Period  Treatment Period  ADX-2191 (methotrexate injection, USP) for intravitreal administration is an investigational drug candidate. Data derived from mixed model for repeated measures of both dosing cohorts with baseline, day, dose, and treatment eye as factors.

 As Assessed by ERG, Retinal Function Improved in the Retinitis Pigmentosa Phase 2 Clinical Trial  ADX-2191 (methotrexate injection, USP) for intravitreal administration is an investigational drug candidate. B-wave response and implicit time following dim flash under scotopic conditions were assessed.  Data derived from mixed model for repeated measures with baseline and dose (if applicable) as factors. CI = confidence interval; ERG = full field electroretinography.   Peak Response  Time to Response

 As Assessed by MAIA Microperimetry, Statistically Significant Improvement in Retinal Sensitivity Observed in the Retinitis Pigmentosa Phase 2 Clinical Trial  ADX-2191 (methotrexate injection, USP) for intravitreal administration is an investigational drug candidate. Baseline retinal sensitivity was approximately 50% higher in the twice-monthly dosing cohort than in the monthly dosing cohort. Data derived from mixed model for repeated measures with baseline, day, and dose (if applicable) as factors. Retinal sensitivity assessed where non-zero sensitivity losses were ≥7 decibels from nearest concentric assessment. MAIA = Macular Integrity Assessment; CI = confidence interval.  Retinal Sensitivity  Baseline  Day 90  Illustrative results from an enrolled patient indicate central and peripheral improvement in macular retinal sensitivity.

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As Assessed by DAC Perimetry, Statistically Significant Improvement in Retinal Sensitivty Observed in the Retinitis Pigmentosa Phase 2 Clinical Trial

Green Stimulus


Improvement
Monthly Cohort
Twice-Monthly Cohort
Overall
P<0.0001
P<0.0001
P<0.0001
-1
0
1
2
3
4
5
Response to Stimulus (Decibels)
Change from Baseline over 120 Days ± 95% CI

Red Stimulus


Improvement
Monthly Cohort
Twice-Monthly Cohort
Overall
P<0.0001
P<0.0001
P<0.0001
-1
0
1
2
3
4
5
Response to Stimulus (Decibels)
Change from Baseline over 120 Days ± 95% CI

ADX-2191 (methotrexate injection, USP) for intravitreal administration is an investigational drug candidate. Data derived from mixed model for repeated measures with baseline, day, and dose (if applicable) as factors. Retinal sensitivity assessed where non-zero sensitivity losses were ≥ 7 decibels from nearest concentric assessment. **DAC** = dark-adapted chromatic; **CI** = confidence interval.

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Upcoming Planned Clinical Milestones

Reproxalap

Dry Eye Disease
PDUFA date of November 23, 2023†

ADX-2191

Proliferative Vitreoretinopathy
Type C meeting with FDA to discuss completion of clinical development planned for H2 2023

ADX-629

Atopic Dermatitis (Part 1), Idiopathic Nephrotic Syndrome (Part 1), and Sjögren-Larsson Syndrome*
Phase 2 clinical trial top-line results expected in 2023‡

Moderate Alcohol-Associated Hepatitis
Initiation of Phase 2 clinical trial expected in H2 2023‡

†Regulatory review timelines are flexible and subject to change based on the regulator's workload and other potential review issues. ‡The timing of ongoing clinical trials depends, in part, on the availability of clinical research facilities and staffing, and the ability to recruit patients. *Investigator sponsored.

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